                                                             Exhibit 23(b)



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 1997, with respect to the financial statements and schedule of Long Island Lighting Company included in its Annual Report (Form 10-K/A Amendment No. 2) which is incorporated by reference in the Joint Proxy Statement of Long Island Lighting Company and The Brooklyn Union Gas Company that is made a part of: 1) the Registration Statement (Form S-4 No. 333-30353) and related Prospectus of Long Island Lighting Company and The Brooklyn Union Gas Company for the registration of 173,048,739 shares of BL Holding Corp. Common Stock and 14,520,000 shares of BL Holding Corp. Series AA Preferred Stock, and 2) the Registration Statement (Form S-4 No. 333-30407) and related Prospectus of KeySpan Energy Corporation for the registration of 51,864,212 shares of KeySpan Energy Corporation Common Stock.



                                                          ERNST & YOUNG LLP



Melville, New York
June 27, 1997